Exhibit 23.2

3319 Telegraph Road, Suite 201, Ventura, California 93003-3319
(805) 339-0613 FAX (805) 339-0678
Kioren Moss, MAl	kdrnven@earthlink.net	Individual Memberships in:
Member, Appraisal Institute		Appraisal Institute
Certified General Real Estate Appraiser		International Right of Way Association

April 20, 2012

The Board of Directors

Gladstone Land Corporation

1521 Westbranch Drive, Second Floor

McLean, Virginia 22102-3210

To The Members of the Board:

We hereby consent to the use of our firm’s name in the Registration Statement on Form S-11, and amendments thereto, filed or to be filed by Gladstone Land Corporation with the U.S. Securities and Exchange Commission (the “Registration Statement”). Additionally, we consent to the summary of, and reference to, our appraisal report on the property at 5201 W. Gonzales Road, Oxnard, California dated as of August 23rd, 2010 in such filings and amendments, including the prospectus of Gladstone Land Corporation contained therein. We consent to the reference to any updated appraisal information we provide on this property. We further consent to the filing of this letter as an exhibit to the Registration Statement.

Sincerely,

Kioren Moss, MAI
CERTIFIED GENERAL REAL ESTATE APPRAISER
CALIFORNIA CERTIFICATE # AG002198